EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157760-02 on Form S-3 of our report dated September 28, 2009, relating to the financial statements and financial statement schedule of Ferrellgas L.P. and the effectiveness of Ferrellgas, L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ferrellgas L.P. for the year ended July 31, 2009.

Kansas City, Missouri

September 28, 2009